Exhibit 10.4

FIRST ADDENDUM (this "Addendum")

TO THE DEBT-FOR-EQUITY EXCHANGE AGREEMENTS DATED AS OF SEPTEMBER 30, 2024 AND OCTOBER 25, 2024 RESPECTIVELY (collectively the "Swap Agreements")

Between

PSYENCE BIOMEDICAL LTD., a corporation organized under the laws of Ontario, Canada (the "Company"); and

PSYENCE GROUP INC., a corporation existing under the laws of Ontario, Canada ("Lender"),

(collectively, the "Parties")

1	RECITALS

1.1	Lender was the holder of a promissory note, dated January 25, 2024, issued by the Company in favour of the Lender, in the amount of $1,610,657 of which $1,460,657 was outstanding (the "Note").

1.2	On or about September 30, 2024 the Parties entered into a Debt-for-Equity Swap Agreement whereby the Company issued common shares, no par value per share (the "Common Shares"), to Lender in exchange for satisfaction of settling, in full, all obligations in respect of a remaining portion of the Note to the value of $1,037,960. On or about October 25, 2024 the Parties entered into a Debt-for-Equity Swap Agreement whereby the Company issued further Common Shares to Lender in exchange for satisfaction of settling, in full, all obligations in respect of the remaining portion of the Note to the value of $422,697.

1.3	In addition to the terms defined elsewhere in this Addendum capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Swap Agreements or in the annexures thereto.

1.4	The Parties wish to make certain amendments to the Swap Agreements and wish to record these amendments in writing.

2	EFFECTIVE DATE

This Addendum shall be effective upon on November 26, 2024.

3	AMENDMENTS TO THE SWAP AGREEMENTS

The Swap Agreements are hereby amended by the deletion of the date "January 15, 2025" in the third sentence of clause 1.1. (Exchange Commitments.) and its replacement with the date "November 26, 2024".

4	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum, all the terms and conditions of the Swap Agreements shall mutatis mutandis continue in full force and effect. If there is any discrepancy between this Addendum and any of the Swap Agreements, this Addendum shall prevail.

5	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6	SIGNATURE

Signed on behalf of the parties, each signatory hereto warranting that he/she has due authority to do so.

IN WITNESS WHEREOF the parties have executed this Addendum as of the date first written above.

PSYENCE BIOMEDICAL LTD.

By:
Name: Jody Aufrichtig
Title: Director

PSYENCE GROUP INC.

By:
Name: Alan Friedman
Title: Director